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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: January 26, 2005

                                        ARTISAN INVESTMENT CORPORATION
                                        for itself and as general partner of
                                        ARTISAN PARTNERS LIMITED PARTNERSHIP


                                        By: Lawrence A. Totsky*
                                            ------------------------------------


                                        ANDREW A. ZIEGLER


                                        Andrew A. Ziegler*
                                        ----------------------------------------


                                        CARLENE MURPHY ZIEGLER


                                        Carlene Murphy Ziegler*
                                        ----------------------------------------


                                        *By: /s/ Lawrence A. Totsky
                                             -----------------------------------
                                             Lawrence A. Totsky
                                             Chief Financial Officer of Artisan
                                             Investment Corporation
                                             Attorney-in-Fact for Andrew A.
                                             Ziegler
                                             Attorney-in-Fact for Carlene Murphy
                                             Ziegler

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